EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-40023 of Innovative Valve Technologies, Inc. (Invatec) on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of Invatec for the year ended December 31,1997.

DELOITTE & TOUCHE LLP
March 24, 1998

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-40023 of Innovative Valve Technologies, Inc. on Form S-8 of our report dated January 17, 1997 (January 31, 1997 as to Notes 2 and 7) on Harley Industries, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of Innovative Valve Technologies, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Tulsa, Oklahoma
March 25, 1998